Exhibit Index


          Exhibit
          Number         Description                             Location


          11.1           Statement Regarding Computation of
                         Per Share Loss                              20











































                                                            Exhibit 11.1

                          HOOK-SUPERX, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET LOSS PER COMMON SHARE
                                     (UNAUDITED)
                 (dollars in thousands, except for per share amounts)



                                                Three Months Ended November 30,
                                                    1993                1992
          Loss before cumulative effect of
            accounting change                     $( 1,714)           $ (2,024)
          Cumulative effect of a change in
            accounting for income taxes            ( 5,192)
          Cumulative effect of a change in
            accounting for postretirement
            benefits other than pensions                               (18,612)
                                                  __________          __________
          Net loss                                $( 6,906)           $(20,636)
                                                  ==========          ==========

                        Computation of Weighted Average Number
                             of Common Shares Outstanding

                                                Three Months Ended November 30,
                                                    1993                 1992
          Weighted average number
            shares outstanding                    20,818,267         20,736,731

          Effect of options issued within one
            year of the initial public
            offering based upon the Treasury
            Stock Method:
               May 1991 at $3.93                       6,626              6,626
               October 1991 at $4.23                 161,623            161,623
                                                  __________         __________
                                                  20,986,516         20,904,980
                                                  ==========         ==========

          Loss per share:

          Before cumulative effect of
            accounting change                     $(.08)                 $(.10)
          Cumulative effect of
           accounting change                       (.25)                  (.89)
                                                  ______                 ______

               Net loss                           $(.33)                 $(.99)
                                                  ======                 ======